Exhibit 10.2

EXHIBIT G

FORM OF MASTER COLLARED FORWARD CONFIRMATION

To:	Duke Energy Corporation
525 South Tryon Street
Charlotte, North Carolina 28202
	Attn:	Jordan Morgan
Director, Credit and Capital Markets
	Tele:	(704) 985-6347
	Email:	jordan.morgan@duke-energy.com

From:	[•]
[•]
[•]

Re:	Collared Share Forward Transactions

Date:	[•]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions for one or more collared share forward transactions that Duke Energy Corporation (“Counterparty”) will enter into with [•] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Dealer and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and Dealer mutually agree. [This Master Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).]1

This Master Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). This Master Confirmation, each Supplemental Confirmation and the related pricing supplement setting forth certain additional terms of each Transaction determined in accordance with the terms of this Master Confirmation in substantially the form of Annex B hereto (as delivered by Dealer, the “Pricing Supplement”) shall constitute a separate “Confirmation” as referred to in the ISDA Master Agreement specified below. In the event of any inconsistency between the Equity Definitions, this Master Confirmation, the Supplemental Confirmation, the Pricing Supplement or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) the Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.

1 To be included if required by Dealer.

1.            This Master Confirmation and a Supplemental Confirmation evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate. This Master Confirmation, each Supplemental Confirmation and the Pricing Supplement, shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border) (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the application of Loss and the Second Method for the purposes of Section 6(e) of the Agreement; (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” for Counterparty 3% of shareholders’ equity of Counterparty as of the applicable Trade Date and a “Threshold Amount” equal to 3% of shareholders’ equity of [•] as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (iv) “Specified Entity” shall mean, in relation to Counterparty, “Not Applicable” for the purposes of Sections 5(a)(v), (vi), (vii) and 5(b)(iv), and “Credit Support Document”, “Credit Support Provider” and “Affiliate” each mean, in relation to Counterparty, “None”). All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the related Pricing Supplement, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of each Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, no Transaction shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, no Transaction shall be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

2.            The terms of the particular Transaction to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Effective Date:	For each Transaction, the Trade Date; provided that if the conditions set forth in Section 7(a) of the Master Confirmation are not satisfied in respect of such Transaction as of the Trade Date, the parties shall have no further obligations under the Agreement in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Buyer:	Dealer

Seller:	Counterparty

Shares:	The common stock of Counterparty, with par value per share of USD 0.001 (Exchange identifier: “DUK”)

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Hedge Period:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Commencement Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Completion Date:	For each Transaction, as set forth in the related Pricing Supplement, to be the earliest of (i) the Hedge Period Outside Date, (ii) the date as of which Dealer has determined in a commercially reasonable manner that Hedge Positions in respect of the Transaction can no longer be established by Dealer due to termination of the Distribution Agreement (defined below), and (iii) the Scheduled Trading Day on which the “forward seller” (as defined in the Distribution Agreement) completes the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Hedge Period Outside Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Reference Price:	As set forth in the related Pricing Supplement, for each Component, to be equal to the volume weighted average price per Share at which the “forward seller” (as defined in the Distribution Agreement) for the Dealer executes or causes to be executed sales of Shares during the Relevant Hedging Day in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component pursuant to, and in accordance with, the Distribution Agreement and this Master Confirmation.

Number of Shares:	For each Transaction, initially, as set forth in the related Supplemental Confirmation, subject to adjustment as set forth herein and therein. For the avoidance of doubt, the Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by the “forward seller” (as defined in the Distribution Agreement) in connection with the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Aggregate Number of Shares:	To be the sum of the Number of Shares in respect of any and all Transaction(s) under this Master Confirmation.

Component Number of Shares:	For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the number of Shares that Dealer (or its agent or affiliate) will have introduced into the public market on the Relevant Hedging Day for such Component in connection with establishing Dealer’s initial Hedge Positions in respect of such Component.

Components:	Each Transaction will consist of a number of Components equal to the number of Exchange Business Days during the Hedge Period, each of which such Components will correspond to a single Exchange Business Day during the Hedge Period (the “Relevant Hedging Day”), each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and the related Pricing Supplement. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement, except as provided herein.

Prepayment:	Not applicable.

Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Variable Obligation:	Not Applicable

Forward Floor Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Floor Percentage and (y) the Hedge Reference Price for such Component. The Forward Floor Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Floor Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Cap Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Cap Percentage and (y) the Hedge Reference Price for such Component. The Forward Cap Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Cap Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation:

Valuation Date:	For all Components of a Transaction, the Scheduled Valuation Date for such Transaction; provided that, in respect of any Transaction, Dealer shall have the right to designate any Scheduled Trading Day on or after the First Acceleration Date to be the Valuation Date for all Components of such Transaction (the “Accelerated Valuation Date”) by delivering notice to Counterparty of such designation prior to 8:00 P.M. New York City time on the Exchange Business Day immediately following the designated Accelerated Valuation Date.

First Acceleration Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Period:	For all Components of a Transaction, the period from and including the Valuation Period Start Date for the Transaction to and including the Valuation Date for such Transaction.

Valuation Period Start Date:	For each Transaction, as set forth in the related Pricing Supplement, to be ten (10) Scheduled Trading Days following the Hedge Period Completion Date for such Transaction.

Scheduled Valuation Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Disruption:

Notwithstanding anything to the contrary in the Equity Definitions, the Calculation Agent may, in its good faith and commercially reasonable discretion, to the extent that a Disrupted Day occurs during a Valuation Period, postpone the Scheduled Valuation Date and, to the extent that a Disrupted Day occurs during the Unwind Period, extend the Unwind Period. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether:

(i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall not be included for purposes of determining the Settlement Price or the True-Up Price, as applicable, or

(ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price or the 10b-18 VWAP Price, as appliable, for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price or the 10b-18 VWAP Price for the relevant Valid Days during a Valuation Period or the weighting of the 10b-18 VWAP Price for the relevant Valid Days during an Unwind Period, as applicable, shall be adjusted in good faith and a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the nature and duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.

The Calculation Agent shall provide notice to Counterparty of any Valuation Disruption on the Exchange Business Day promptly following such Valuation Disruption; provided that in case a Market Disruption Event is due to a Regulatory Disruption, such notice shall not be required to specify, and Dealer shall not otherwise be required to communicate to Counterparty, the reason for such Regulatory Disruption.

If a Disrupted Day occurs during a Valuation Period and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be (x) a Potential Adjustment Event or (y) if the Calculation Agent determines that no adjustment that it could make under clause (x) will produce a commercially reasonable result, an Additional Termination Event, with Counterparty as the sole Affected Party and the Transaction as the sole Affected Transaction.

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words (A) “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be”, (B) inserting the words “at any time on any Scheduled Trading Day during a Valuation Period” after the word “material,” in the third line thereof, and (C) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

VWAP Price:	For any Exchange Business Day, the per Share volume-weighted average price for the regular trading session (without regard to pre-open or after hours trading outside of such regular trading session) of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DUK <Equity> AQR” (or any successor thereto) at 4:15 P.M. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day or, if such volume-weighted average price is unavailable for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method.

10b-18 VWAP Price:	For any Exchange Business Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “DUK <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s good faith and commercially reasonable determination, erroneous, such 10b-18 VWAP Price shall be as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

Valid Day:	Each Exchange Business Day during a Valuation Period.

Regulatory Disruption:	A “Regulatory Disruption” shall occur if Dealer determines, in good faith and in its reasonable direction, based on advice of counsel, that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) to refrain from or decrease all or any part of the market activity in which it would otherwise engage in connection with the Transaction.

Settlement:

Settlement Currency:	USD (as defined in the Swap Definitions).

Settlement Date:	For all Components of a Transaction, in the case of an Accelerated Valuation Date, the date that is one Settlement Cycle immediately following the date on which Dealer delivers the notice described in “Valuation Date”, and in the case of the Scheduled Valuation Date, the date that is one Settlement Cycle immediately following the Valuation Date for such Transaction.

Settlement Shares:	For each Component, the Component Number of Shares.

Settlement Price:	For each Component, the arithmetic average of the VWAP Prices on the Valid Days in the Valuation Period for such Component, subject to “Valuation Disruption” above; provided that for any Component (x) if such average is less than the Forward Floor Price for such Component, the Settlement Price for such Component shall be deemed to be the Forward Floor Price for such Component and (y) if such average is greater than the Forward Cap Price for such Component, the Settlement Price for such Component shall be the Forward Cap Price for such Component. On each Reduction Date for a Transaction set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts”, the VWAP Prices for the Valid Days in the Valuation Period for each Component of such Transaction that occurred prior to such Reduction Date shall each be reduced by the corresponding Reduction Amount set forth therein for such Reduction Date.

Settlement Method Election:	Applicable, to the extent described under “Modified Physical Settlement” below. For the avoidance of doubt, Counterparty may not elect Cash Settlement.

Default Settlement Method:	Physical Settlement; provided that references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Modified Physical Settlement”.

Modified Physical Settlement:

Notwithstanding Section 9.2 of the Equity Definitions but subject to Section 7(u) below, on the Settlement Date for all Components of any Transaction, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the sum of the Settlement Shares for all Components of such Transaction and will pay to Dealer the Fractional Share Amount, if any, subject to Section 7(u) hereof, and Dealer will pay to Counterparty (i) an amount equal to the sum of the Floor Cash Amounts for all Components of such Transaction and (ii) an amount equal to the sum of the Modified Physical Settlement Cash Amounts for all Components of such Transaction.

Notwithstanding the foregoing, Counterparty may elect to receive Shares rather than the Modified Physical Settlement Cash Amount in respect of all Components of any Transaction (“True-Up Share Settlement”) by notifying Dealer in writing of such election no later than one Settlement Cycle prior to the Settlement Date (a “True-Up Share Settlement Election Notice”); provided that such election shall only be valid if it contains the True-Up Election Representations. If True-Up Share Settlement is applicable to all Components of any Transaction, Dealer shall not deliver the Modified Physical Settlement Cash Amounts on the Settlement Date for any Components of such Transaction and instead shall deliver a number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction on the True-Up Settlement Date for such Transaction.

Floor Cash Amount:	For each Component, an amount equal to (x) the product of (A) the Forward Floor Price for such Component multiplied by (B) the Component Number of Shares less (y) the product of (A) the Hedge Reference Price for such Component multiplied by (B) the Forward Hedge Selling Commission Rate multiplied by (C) the Component Number of Shares.

Modified Physical Settlement Cash Amount:	For each Component, an amount equal to the Settlement Price Differential for such Component multiplied by the Component Number of Shares.

Modified Physical Settlement Share Amount:	For each Component, an amount equal to the Modified Physical Settlement Cash Amount divided by the True-Up Price, rounded down to the nearest integral multiple of one Share.

True-Up Election Representations:	(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing True-Up Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the [Exchange Act/Securities Exchange Act of 1934, as amended (“Exchange Act”)] (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

True-Up Settlement Date:	For any Transaction to which True-Up Share Settlement is applicable, the date one Settlement Cycle following the last day of the Unwind Period for such Transaction. Any True-Up Settlement Date shall be deemed to be a Settlement Date for purposes of the Equity Definitions.

True-Up Price:	For all Components of any Transaction to which True-Up Share Settlement is applicable, the arithmetic average of the 10b-18 VWAP Prices on the Valid Days in the Unwind Period for such Transaction, as determined by the Calculation Agent, subject to “Valuation Disruption” above.

Unwind Period:	For all Components of any Transaction to which True-Up Share Settlement is applicable, the period from and including the first Exchange Business Day following the date the Counterparty validly provides the True-up Share Settlement Election Notice (or such later date as agreed to by Dealer in its sole discretion) and ending on the date determined by the Calculation Agent in its commercially reasonable discretion.

Settlement Price Differential:	For each Component, an amount equal to the Settlement Price less the Forward Floor Price.

Fractional Share Amount:	An amount in the Settlement Currency representing the fractional Share resulting from the calculation of the Number of Shares to be as determined by the Calculation Agent multiplied by the Settlement Price attributable to the relevant Share on the Valuation Date.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:

Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a cash dividend on the Shares that differs from Expected Dividends as of the first Trading Day of the Hedge Period for any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction. In making any such adjustment, Calculation Agent may, but is not required to, make reference to (amongst other factors) any withholding or deduction of taxes.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);

(ii) any issuance of Shares pursuant to the Counterparty’s direct stock purchase and dividend reinvestment plans;

(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Dividends:

Early Termination:	If Counterparty declares or pays any dividend or distribution on the Shares that is (x) greater than, (y) later than or (z) in addition to, the Expected Dividends, such payment or declaration shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

Expected Dividends:	For any Transaction, as set forth in the related Supplemental Confirmation.

Extraordinary Events:

New Shares:	In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, (a) the text in subsection (i) shall be deleted in its entirety and replaced with: “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors)” and (b) the phrase “and (iii) issued by a corporation under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Consequences of Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions, as amended hereby; provided that, in respect of an Announcement Event, (i) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (ii) the words “whether within a commercially reasonable (as determined in good faith by the Calculation Agent) period of time prior to or after the Announcement Event” shall be inserted prior to the word “which” in the seventh line, (iii) the words “and/or any Hedge Positions in respect of the Transaction” will be added prior to the words “of” in the fifth line, and (iv) for the avoidance of doubt, the Calculation Agent may determine the effect on the Transaction of such announcement (and, if so, adjust the terms of such Transaction accordingly) on one or more occasions on or after the date of the Announcement Event, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to the related Merger Event or Tender Offer.

Announcement Event:	(i) The public announcement of any Merger Event or Tender Offer, the intention to enter into a Merger Event or Tender Offer, or any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (ii) the public announcement of (x) any potential acquisition by Issuer and/or any of its subsidiaries where the aggregate consideration exceeds 25% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (an “Acquisition Transaction”) or (y) any potential lease, exchange, transfer or disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests or other ownership interest in the Issuer’s subsidiaries) or other similar event by Issuer or any of its subsidiaries where the aggregate consideration exceeds 25% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (a “Disposal Transaction”), (iii) the public announcement of an intention by Issuer or any of its subsidiaries to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event, Tender Offer, Acquisition Transaction or Disposal Transaction, (iv) any other announcement that in the reasonable judgment of Calculation Agent is reasonably likely to result in a Merger Event, Tender Offer Acquisition Transaction or Disposal Transaction or (v) any subsequent public announcement of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii), (iii) or (iv) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent; provided that (x) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (y) in making any adjustment the Calculation Agent shall take into account volatility, liquidity or other factors before and after such Announcement Event. For the avoidance of doubt, ‘announcements’ as used in this definition of Announcement Event refer to any public announcement whether made by the Issuer or a third party, and the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” “Merger Event” shall be read with references therein to “100%” being replaced by “25%” and to “50%” by “75%” and without reference to the clause beginning immediately following the definition of “Reverse Merger” therein.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if (i) the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors) (and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange) or (ii) the Issuer announces an intent to cause the Shares to cease to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer).

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof, (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”, and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied consistently by Dealer to similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	[Not Applicable]

Increased Cost of Hedging:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable provided that clause (C) of Section 12.9(b)(v) of the Equity Definitions and the third, fourth and fifth sentences therein shall be deleted.

Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Loss of Stock Borrow:	Applicable.

Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer. Following any determination by the Determining Party hereunder, within five Business Days following a written request by Counterparty therefor, the Determining Party shall provide to Counterparty by e-mail to the e-mail address provided by Counterparty a written explanation and report (in a commonly used file format for the storage and manipulation of financial data) describing in reasonable detail any determination made by it (including, as applicable, any quotations, market data, information from internal sources used in making such determinations, descriptions of the methodology and any assumptions and basis used in making for such determination), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination. All calculations, adjustments, and determinations by Dealer acting in its capacity as the Determining Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and/or set over (whether by security or otherwise) any of its rights, title and interest or obligations in or under any Transaction, in whole or in part, to an affiliate of Dealer of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) so long as, as of the date of the assignment or transfer (a) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) (taking into account any amount to be paid by the assignee or transferee under Section 2(d)(i)(4)) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; and (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.            Calculation Agent: Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, this Master Confirmation or any Supplemental Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4.            Account Details:

(a)	Account for delivery of Shares to Dealer:	To be furnished.

(b)	Account for delivery of Shares to Counterparty:	To be furnished.

(c)	Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

(d)	Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

5.	Offices:

The Office of Counterparty for the Transactions is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transactions is: New York.

6.	Notices: For purposes of this Master Confirmation:

(a)           Address for notices or communications to Counterparty:

Duke Energy Corporation

525 South Tryon Street

Charlotte, North Carolina 28202

Attn:       Jordan Morgan

Director, Credit and Capital Markets

Tele:        (704) 985-6347

Email:      jordan.morgan@duke-energy.com

(b)           Address for notices or communications to Dealer:

[•]

[•]

[•]

Attention: [•]

Telephone: [•]

Email: [•]

With a copy to:

Attention: [•]

Telephone: [•]

Email: [•]

and to:

Attention: [•]

Telephone: [•]

Email: [•]

And mandatory email notification to the following address:

[•]

7.	Other Provisions:

(a)           Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or wavier by Dealer) of the following conditions:

(i)            [Reserved];

(ii)           The Equity Distribution Agreement dated as of [•] between Counterparty, Dealer, [•], as the Agent and the forward seller party thereto, and those certain other parties from time to time party thereto (the “Distribution Agreement”), shall be in full force and effect, and the representations and warranties of Counterparty contained in the Distribution Agreement that are qualified by materiality shall be true and correct as of such Effective Date and those not so qualified shall be true and correct in all material respects as of such Effective Date (or, in each case, if made earlier than such date under the Distribution Agreement, as of such earlier date);

(iii)          any certificate delivered pursuant to the Distribution Agreement by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date (or, if made earlier than such date under the Distribution Agreement, as of such earlier date);

(iv)          all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(v)           Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 7 hereof;

(vi)          Counterparty and each “Forward Purchaser” (as defined in the Distribution Agreement) shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date; and

(vii)         On or prior to such Effective Date, Counterparty shall deliver to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer with respect to matters set forth in Section 7(e)(vii) hereof, Section 3(a) of the Agreement and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of each Transaction, will be validly issued, fully paid and nonassessable.

(viii)        Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate, then the effectiveness of this Master Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).

(b)           Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

(c)           Interpretive Letter. The parties intend for this Master Confirmation (including any related Supplemental Confirmation) to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)           Agreements and Acknowledgments Regarding Shares.

(i)            Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii)           Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under such Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of each Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)          Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the sum of (i) the Aggregate Number of Shares plus (ii) the total number of Shares issuable upon settlement of any other transaction or agreement to which it is a party, excluding any Shares already counted in clause (i) above.

(iv)          Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction.

(v)           In connection with bids and purchases of Shares in connection with any True-Up Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases.

(vi)          Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Confirmation(s)” (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).

(e)           Additional Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the Trade Date and the Effective Date for each Transaction (and, in the case of clauses (vii), (xiii) and (xiv), on each date Counterparty delivers Shares to Dealer), as follows:

(i)            Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Master Confirmation or any Supplemental Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with any Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect True-Up Share Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty. Furthermore, with respect to any True-Up Share Settlement Election Notice, Counterparty additionally represents to Dealer on the date of such notice that Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

(ii)           It is the intent of Dealer and Counterparty that following any election of True-Up Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty has not entered into or altered and will not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting such Transaction and shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including, without limitation, Dealer’s decision to enter into any hedging transactions. Counterparty acknowledges that (a) during any Valuation Period or Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Master Confirmation and each Supplemental Confirmation and (b) Counterparty is entering into the Agreement, this Master Confirmation and each Supplemental Confirmation in, and for the duration of each Transaction will act in, good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement. Counterparty acknowledges and agrees that any election, amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws. Without limiting the generality of the foregoing, any such election, amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such election, amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares. Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act.

(iii)           Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv)          During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(v)            Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any True-Up Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)          Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) to occur during any Unwind Period.

(vii)         Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)        as of the Trade Date and Effective for such Transaction and as of the date of any payment or delivery by Counterparty or Dealer hereunder (A) the fair value of the total assets of Counterparty are greater than the sum of the total liabilities (including contingent liabilities) and the capital of Counterparty, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty’s entry into such Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, and does not believe that it will, incur debt beyond its ability to pay as such debts mature and (D) Counterparty is not and will not be “insolvent” “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).

(ix)           Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)            Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)           As of the Trade Date, neither the articles of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity) and no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of this Master Confirmation, the applicable Supplemental Confirmation and the Agreement.

(xii)          [Reserved].

(xiii)         Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (c) is entering into each Transaction for a bona fide business purpose.

(xiv)        As of the date hereof and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder or under the relevant Supplemental Confirmation.

(xv)         Counterparty will, within two Scheduled Trading Days, notify Dealer upon (i) obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty, or a Potential Adjustment Event and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event; provided that in each case, should Counterparty be in possession of material nonpublic information regarding Counterparty, Counterparty shall not communicate such information to Dealer.

(xvi)        Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; (c) has total assets of at least $50 million as of the date hereof; and (d) is an “institutional account” as defined in FINRA Rule 4512(c).

(xvii)       Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(xviii)      Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xix)         COUNTERPARTY UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(xx)          In connection with this Master Confirmation, each Supplemental Confirmation, the Distribution Agreement, any Transaction hereunder and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

(xxi)         Counterparty represents and warrants to, and agrees with, Dealer that at all times during the Relevant Period for any Transaction, Counterparty has not and will not, without the prior written consent of Dealer, (i) issue, offer, pledge, sell, contract to sell, sell any Shares, call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise or (iii) enter into any derivatives transactions referencing the Shares or any securities convertible into Shares; provided that at any time during the Relevant Period, (a) any issuance and sale of Shares by Counterparty to employees, officers and directors of Counterparty pursuant to compensation programs (including Counterparty’s long-term incentive plan) or any stock ownership plan, (b) any issuance and sale of shares pursuant to any dividend reinvestment or direct stock purchase plan, and (c) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the Trade Date of such Transaction, shall in each case be permitted, and provided, further that during any Valuation Period, (x) any debt-for-equity exchanges, (y) certain transactions as set forth under “Permitted Transactions” in the relevant Supplemental Confirmation for each Transaction, and (z) after the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of the relevant Transaction (or such earlier time with Dealer’s consent not to be unreasonably withheld), any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price or customary “at-the-market” offering of Shares on an agency basis on behalf of the Company made by means of ordinary brokers’ transactions on or through the New York Stock Exchange or another market for Counterparty’s common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of Shares, at market prices prevailing at the time of sale, shall in each case be permitted, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation or other price-setting period referencing Counterparty’s common stock price or involving investors’ hedging activity in the open market and any such “at-the-market” forward sale transactions or “at-the-market” offering, the related selling activity in respect of the Shares, in aggregate on any Exchange Business Day, shall not exceed 10% of the ADTV of the Shares, excluding elements of such daily traded volume that may be attributed to any block trade that occurs on such Exchange Business Day (and for the avoidance of doubt, any block trades shall not be permitted under clause (z) above). “Relevant Period” means, in respect of any Transaction, the period from the Trade Date through the later of the Settlement Date or True-Up Settlement Date.

(f)            [Reserved].

(g)           [Reserved].

(h)           Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act (other than because the number of Shares Counterparty is required to deliver to Dealer exceeds the number of Shares Dealer would return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction), then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i)            If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(h)(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

(ii)            If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)            Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation, or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of any Transaction.

(j)            [Reserved].

(k)            Governing Law/Jurisdiction/Waiver of Jury Trial.

(i)            THIS MASTER CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS MASTER CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

(ii)           THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(iii)           EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(l)            Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)          Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer (a “Bankruptcy Termination Event”), each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)           Disclosure. Effective from the date of commencement of discussions concerning the Transactions, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)           Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares) if Dealer determines that such extension is reasonably necessary or appropriate to (i) in Dealer’s commercially reasonable judgment, preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) based on the advice of counsel, enable Dealer to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (so long as such policies or procedures are consistently applied to transactions similar to the Transaction); provided that no such Valuation Date or other date of valuation, payment or delivery may be postponed or added by a number of Valid Days in excess of the Extension Cap (as set forth in the Supplemental Confirmation).

(p)           Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 7.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and the “Number of Shares” under any other outstanding share forward transaction by Counterparty referencing the Shares and (2) the denominator of which is the number of Shares outstanding on such day.

(q)           Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the delivery of Shares on any Settlement Date, the purchase of Shares on any Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.5% of the then outstanding Shares (the “Threshold Number of Shares”), (ii) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares (the condition described in this clause (ii), an “Excess FPA Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under Section 203 of the Delaware General Corporation Law (the “DGCL Takeover Statute”) or any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws (including, without limitation, “interested shareholder” or “acquiring person” status under the DGCL Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (the condition described in this clause (iii), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position would result or (iii) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (X) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (Y) an Excess FPA Ownership Position would not result and (Z) an Excess Regulatory Ownership Position would not result.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Without limiting the generality of foregoing, if at any time at which (i) the Dealer Group directly or indirectly beneficially owns in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position exists or (iii) an Excess Regulatory Ownership Position exists (each, an “Excess Ownership Position”), if Dealer, in its reasonable discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of each Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Dealer so designates an Early Termination Date with respect to a portion of such Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of such Transaction having terms identical to the Terminated Portion of such Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such portion of such Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.

(r)            Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act, and is entering into the Transaction hereunder as principal and not on behalf of any third party. The Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)           Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i)            Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii)            Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

(iii)            Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv)            Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into any Transaction hereunder or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)            Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation and each Supplemental Confirmation are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction hereunder. The parties hereto intend for:

(i)            each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)            the rights given to Dealer pursuant to Article 6 of the Agreement and Section 7(u) below to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)            any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)            all payments for, under or in connection with each Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)            any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(u)           No Collateral; Netting; Setoff. The obligations of Counterparty hereunder are not secured by any collateral. If on any date any Shares would otherwise be deliverable under any Transaction by Counterparty to Dealer and by Dealer to Counterparty under this Master Confirmation (except pursuant to Section 7(ee) below), then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number. This Section 7(u) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(v)           Tax Matters.

(i)            For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)           For the purpose of Section 3(f) of the Agreement:

(A)         Dealer makes the following representation(s):

(1)	[●]

(B)          Counterparty makes the following representation(s):

(1)           It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)           It is a corporation for U.S. federal income tax purposes, is established under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii)          Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

(iv)          Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8IMY, or W-9, as applicable, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Master Confirmation or any Supplemental Confirmation, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(v)           871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(w)          Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement.

(x)           Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Master Confirmation.

(y)           Severability; Illegality. If compliance by either party with any provision of any Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of any such Transaction shall not be invalidated, but shall remain in full force and effect.

(z)           [Reserved].

(aa)         Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Master Confirmation, any Supplemental Confirmation and any Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Master Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb)         Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc)         Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

(dd)         CARES Act. Counterparty (x) represents and warrants that it has not, as of each Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any of the foregoing or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain requirements (the “Material Governmental Restrictions”) not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of any Transaction hereunder would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into any Transaction hereunder may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.

(ee)         Share Termination Alternative. In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to all holders of Shares consists solely of cash), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is terminated, elect to deliver or for Dealer to deliver, as the case may be, to the other party a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that each holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a good faith and commercially reasonable manner (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and, if such delivery is made by Dealer, the prices at which Dealer purchases, in a commercially reasonable manner, Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 7(ee)); provided that such price input must reflect the then prevailing market price of the Shares or Alternative Delivery Property, as the case may be; provided further that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by all holders, each such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may make such election only if Counterparty represents and warrants to Dealer in writing on the date it notifies Dealer of such election that, as of such date, Counterparty is not aware of any material nonpublic information concerning the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

(ff)           Share Cap. Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of the Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction under this Master Confirmation a number of Shares greater than the Aggregate Reserved Number of Shares (as set forth in each Supplemental Confirmation) (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than a Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 7(ff) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the relevant Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than any Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under any Transaction.

(gg)        Amendments to the Equity Definitions.

(i)            Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “a material economic effect on the Shares or the relevant Transaction”.

(ii)           Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of the Aggregate Number of Shares, the Component Number of Shares for any Component, the Forward Floor Price for any Component, the Forward Cap Price for any Component, any Settlement Price, and any other variable relevant to the exercise, settlement, payment or other terms of such Transaction (and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or to the Transaction) and (ii) determine the effective date(s) of the adjustment(s). The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Shares traded on such options exchange.”

(iii)          Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “material economic effect on the Shares or the relevant Transaction; provided that such event is not based on (a) an observable market, other than the market for Counterparty’s own stock or (b) an observable index, other than an index calculated measured solely by reference to the Counterparty’s own operations”.

(iv)          Each reference in Section 11.2 of the Equity Definitions to any diluting or concentrative effect of a Potential Adjustment Event on the Shares shall be deemed to refer instead to a material economic effect on the Shares or options on the Shares, and the reference therein to “the declaration by the Issuer of the terms of any Potential Adjustment Event” shall be replaced with “the announcement or occurrence of any Potential Adjustment Event”. The proviso at the end of Section 11.2(c)(i) of the Equity Definitions shall be deemed to have been deleted.

(hh)         [Reserved]

(ii)            [Reserved].

(jj)           Waiver of Rights. Any provision of the Agreement, this Master Confirmation, any Supplemental Confirmation and any related Pricing Supplement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

8.            Additional Provisions.

(a)           [•]

(b)           Agreements Regarding the Pricing Supplement.

(i)            Upon the execution and delivery by Counterparty of a Supplemental Confirmation for any Transaction, Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Pricing Supplement for such Transaction, absent manifest error.

(ii)            Each of Counterparty and Dealer agrees and acknowledges that (i) any Transaction to be entered into pursuant to this Master Confirmation and the Supplemental Confirmation and Pricing Supplement relating to such Transaction will be entered into in reliance on the fact that this Master Confirmation, such Supplemental Confirmation and such Pricing Supplement form a single agreement between Counterparty and Dealer in respect of such Transaction, and Dealer would not otherwise enter into such Transaction, (ii) this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) any Pricing Supplement, regardless of whether such Pricing Supplement is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by any Supplemental Confirmation and Pricing Supplement.

(iii)            Counterparty and Dealer further agree and acknowledge that this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

DUKE ENERGY CORPORATION

By:
Name:
Title:

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:	[_______]

To:	Duke Energy Corporation
525 South Tryon Street
Charlotte, North Carolina 28202
	Attn:	Jordan Morgan
Director, Credit and Capital Markets
	Tele:	(704) 985-6347
	Email:	jordan.morgan@duke-energy.com

From:	[•]
[•]
[•]

Re:	Collared Share Forward Transaction

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [•] (“Dealer”) and Duke Energy Corporation (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation regarding Collared Share Forward Transactions, dated [•], between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation and the Transaction contemplated hereunder, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]

Effective Date:	[ ]

Number of Shares:	Initially, [ ], subject to adjustment as provided herein. The final Number of Shares (after giving effect to such adjustments) for a Transaction shall be set forth in the Pricing Supplement for a Transaction, which shall be equal to the sum of the Component Number of Shares in respect of all Components of the Transaction.

Trading Parameters:

On any Exchange Business Day Counterparty may request in writing by 8:30 AM New York Time (a “Parameters Request”) that Dealer (or its agent or affiliate) establish its initial Hedge Positions on such Exchange Business Day for the related Component taking into account Counterparty’s desired trading parameters submitted with the Parameters Request (the “Trading Parameters”) (including, without limitation, a minimum price (the “Limit Price”) and a maximum amount of proceeds from Dealer’s sales of Shares (the “Maximum Proceeds”)). Counterparty and Dealer agree that, notwithstanding anything to the contrary herein or in the Distribution Agreement:

1.     Dealer (or its agent or affiliate) shall use good faith efforts to make sales in connection with establishment of Dealer’s initial Hedge Position in respect of such Component in accordance with the Trading Parameters; provided that such good faith efforts shall be subject in all respects to compliance with Dealer’s and its affiliates’ internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or such affiliates), and only to the extent fulfilling such Parameter Request would not have an adverse impact on any other hedging activities undertaken by Dealer or its affiliates in connection with this Transaction or any other Transaction under the Master Confirmation (including taking into account the relevant liquidity, market and trading conditions).

2.     With respect to the Limit Price, Dealer (or its agent or affiliate) will not sell any “Hedge Shares” (as defined in the Distribution Agreement) below the Limit Price.

3.     With respect to the Maximum Proceeds, Dealer (or its agent or affiliate) will not sell any “Hedge Shares” (as defined in the Distribution Agreement) to the extent such sales would result in sale proceeds greater than the Maximum Proceeds.

4.     If no Parameters Request is received by Dealer by 8:30 A.M. New York Time, Dealer shall not establish any Hedge Positions on such Exchange Business Day.

5.     Each designation of any Component by Counterparty in a Parameters Request or any change in the Trading Parameters for such Component by Counterparty shall be deemed to be an affirmation to the Dealer (in its capacity as a “Forward Purchaser” under the Distribution Agreement) and a “Agent” (as defined in the Distribution Agreement) that (x) the representation in Section 7(e)(i) of the Master Confirmation and (y) the representations and warranties of Counterparty contained in or made pursuant to the Distribution Agreement, in each case, are true and correct as of the date of such designation as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the “Forward Settlement Date” (as defined in the Distribution Agreement) relating to such as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the “Registration Statement” and the “Prospectus” (in each case, as defined in the Distribution Agreement) as amended and supplemented relating to such Hedge Shares).

6.     Other than as explicitly set forth above, Dealer (or its agent or affiliate) shall have the sole discretion in conducting its hedging activities in connection with establishing its initial Hedge Position of the Transaction.

Hedge Period:

For the Transaction, the period commencing on, and including, the Hedge Period Commencement Date and ending on, and including, the Hedge Period Completion Date, during which Dealer (or its agent or affiliate) establishes its initial Hedge Positions for such Transactions, subject to the Trading Parameters; provided that the Counterparty acknowledges and agrees that Dealer or its agent or affiliate will be establishing its initial Hedge Positions pursuant to the Distribution Agreement and subject to terms and conditions thereunder. Counterparty acknowledges and agrees that Dealer may suspend establishing its initial Hedge Positions in respect of the Transaction during the Hedge Period (a) in order to comply with the Trading Parameters, (b) while a Regulatory Disruption has occurred and is continuing and (c) pursuant to any other applicable conditions set forth herein and/or the Distribution Agreement. Promptly following the Hedge Period Completion Date for the Transaction, Dealer shall deliver the Pricing Supplement to Counterparty.

Notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, if (x) the prospectus contemplated in the Distribution Agreement ceases to satisfy the requirements of the Distribution Agreement (it being understood that availability of such prospectus as contemplated by the Distribution Agreement has been assumed by Dealer for purposes of establishing its commercially reasonable initial Hedge Position), (y) sales of Shares under the Distribution Agreement are suspended or terminated pursuant to Section 4 of the Distribution Agreement or (z) the Hedge Period Completion Date occurs, in each case, prior to completion by Dealer (or its agent or affiliate) of the establishment of establishing Dealer’s commercially reasonable initial Hedge Position with respect to the full Number of Shares for the Transaction (for any reason including, without limitation, any lack of liquidity in the Shares, compliance with the Trading Parameters for any Component, occurrence of the Hedge Period Completion Date due to an event set forth in clause (i) or (ii) of the definition thereof or any failure of the prospectus supplement contemplated by the Distribution Agreement to be available), Dealer shall reduce the Number of Shares in respect of the Transaction to reflect the extent to which Dealer (or its agent or affiliate) has established Dealer’s initial Hedge Position in respect of such Transaction on or prior to such Hedge Period Completion Date, and in such event, the Calculation Agent may make any other commercially reasonable adjustments to the terms of such Transaction as appropriate to preserve the fair value of such Transaction. If the offering of the Shares relating to a Transaction is suspended prior to the completion by Dealer (or its agent or affiliate) of the establishment of Dealer’s initial Hedge Position with respect to the Number of Shares for the Transaction, and the Calculation Agent determines that Dealer’s theoretical “delta” as of such day (assuming a commercially reasonable Hedge Position) exceeds the number of Shares sold by Dealer or its affiliates in connection with such Transaction prior to such day, the Calculation Agent may make any commercially reasonable adjustments to the terms of the Transaction as appropriate to preserve the fair value of the Transaction. In making any such adjustment, the Calculation Agent agrees to use its reasonable efforts to consult in good faith with Counterparty regarding such adjustment, it being understood that Calculation Agent will not be required to take any action that it reasonably determines in good faith would violate or conflict with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to it.

Hedge Period Commencement Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Hedge Period Outside Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Scheduled Valuation Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

First Acceleration Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Floor Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Cap Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Hedge Selling Commission Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Initial Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Maximum Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Expected Dividends:	Ex-Dividend Date	Amount

	[_____]	$[_____]

Forward Reduction Amounts:[2]	Reduction Date	Reduction Amount

	[_____]	$[_____]

Permitted Transactions:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Aggregate Reserved Number of Shares:	Equal to the Aggregate Number of Shares.

[Signature Page Follows]

2 To have the same dates and amounts as Expected Dividends.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

DUKE ENERGY CORPORATION

By:
Name:
Title:

ANNEX B

EXHIBIT 1

Hedge Period Commencement Date:	[ ]

Hedge Period Outside Date:	[ ]

Scheduled Valuation Date:	[ ]

Extension Cap:	[ ]

First Acceleration Date:	[ ]

Forward Floor Percentage:	[ ]%

Forward Cap Percentage:	[ ]%

Forward Hedge Selling Commission Rate:	[ ]%

Initial Stock Loan Rate:	[ ] bps

Maximum Stock Loan Rate:	[ ] bps

Permitted Transactions:

[The following transactions shall be permitted under clause (y) of Section 7(e)(xxi), subject to the limitations set forth below: Any underwritten block trade or follow-on offering of Shares, equity units or convertible notes (“Securities”); provided that:

(i) from the first day of the Valuation Period to [              ], 20[___], the cumulative notional amount of all Securities sold in accordance with clause (y) shall not exceed USD [              ];

(ii) from [              ], 20[__] to [              ], 20[___], the cumulative notional amount of all Securities sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [_____];

(iii) from [              ], 20[     ] to the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Settlement election, the cumulative notional amount of all Securities sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [              ].

In addition, from [______] to the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Settlement election, not counting any other transactions permitted under clause (y) of Section 7(e)(xxi), reverse inquiry block trades (at a discount not to exceed [___]%), the cumulative notional amount of all shares sold pursuant to which shall not exceed USD [________] shall be permitted under clause (y) of Section 7(e)(xxi).]

Parameters Request:

In addition to and notwithstanding any Trading Parameters that may have been or will be provided to Dealer on any Exchange Business Day during the Hedge Period, Counterparty hereby irrevocably instructs Dealer that the “forward seller” (as defined in the Distribution Agreement) for the Dealer shall not be permitted to execute or cause to be executed sales of Shares during the Hedge Period that would result in aggregate sales under the “prospectus” (as defined in the Distribution Agreement) in connection with establishment of Dealer’s initial Hedge Positions in respect of this Transaction exceeding the Forward Hedge Amount (as defined below).

“Forward Hedge Amount” means $[              ].

ANNEX B

FORM OF PRICING SUPPLEMENT

Date:	[________]

To:	Duke Energy Corporation
525 South Tryon Street
Charlotte, North Carolina 28202
	Attn:	Jordan Morgan
Director, Credit and Capital Markets
	Tele:	(704) 985-6347
	Email:	jordan.morgan@duke-energy.com

From:	[•]
[•]
[•]

This Pricing Supplement supplements, forms a part of, and is subject to (i) the Supplemental Confirmation dated as of [•] between Duke Energy Corporation (“Counterparty”) and [•] (“Dealer”) (the “Supplemental Confirmation”) and (ii) further, the Supplemental Confirmation is subject to the Master Confirmation regarding Collared Share Forward Transactions dated [•] between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Confirmation or the Supplemental Confirmation.

For all purposes of the Transaction under the Supplemental Confirmation:

Component No.	Component Number of Shares	Hedge Reference Price	Forward Floor Price	Forward Cap Price
1.
2.
3.
4.
…

(a)            the Hedge Period Completion Date is [__________];

(b)            the Number of Shares is [__________]; and

(c)            the Valuation Period Start Date is [__________].

Yours sincerely,

[DEALER]

By:
Name:
Title: